UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2018

New Age Beverages Corporation
(Exact name of registrant as specified in its charter)

Washington
(State or other jurisdiction of incorporation)
001-38014	27-2432263
(Commission File Number)	(IRS Employer Identification No.)

1700 E. 68th Avenue, Denver, CO 80229
(Address of principal executive offices) (Zip Code)

(303) 289-8655
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on August 10, 2018, New Age Beverages Corporation, a Washington corporation (the “Company”) and its wholly-owned subsidiaries NABC, Inc., NABC Properties, LLC and New Age Health Sciences, Inc. (the “Subsidiaries” and collectively with the Company, the “Borrowers”) entered into a loan and security agreement with Siena Lending Group LLC (the “Lender”) which provides for a $12 million aggregate principal amount revolving credit facility (the “Loan and Security Agreement”) which is subject to availability based on eligible accounts receivables and eligible inventory of the Company. The Loan and Security Agreement has a scheduled maturity date of August 10, 2021 (the “Maturity Date”).

On August 24, 2018, the Company satisfied all closing conditions under the Loan and Security Agreement, including the requirement to raise debt or equity.

The terms and conditions of the Loan and Security Agreement are outlined in Item 1.01 of the Company’s Current Report on Form 8-K filed on August 16, 2018, which is incorporated herein by reference, and the Credit Agreement was filed as Exhibit 10.1 to such Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW AGE BEVERAGES CORPORATION

Date: August 29, 2018	By:	/s/ Brent Willis
Brent Willis Chief Executive Officer